                                                                     EXHIBIT 5.1

                         SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                            CHICAGO, ILLINOIS 60606
              TELEPHONE: (312) 876-8000 FACSIMILE: (312) 876-7934



                                 June 13, 2000

Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois 60056

        Re:    Registration Statement on Form S-8
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Ladies and Gentlemen:

         We have acted as counsel to Illinois Superconductor Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 1,456,468 shares of Common Stock, par value $0.001 per share, which may be issued pursuant to the Illinois Superconductor Corporation Amended and Restated 1993 Stock Option Plan (the "1999 Amended and Restated Plan"), incorporated in the Registrant Statement by reference to Exhibit A to the Registrant's Definitive Proxy Statement filed on April 30, 1999.

         In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1.   the Registration Statement;

         2. the Certificate of Incorporation and the Certificates of Amendment to the Certificate of Incorporation of the Company;

         3.   the By-Laws of the Company;

         4. Resolutions duly adopted by the Board of Directors of the Company relating to the 1999 Amended and Restated Plan;

         5. Certificates of public officials, certificates of officers and agents of the Company; and

         6. such other documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion.

         In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the 1999 Amended and Restated Plan have been duly authorized and that, upon the sale of such shares by the Company in accordance with the terms of the 1999 Amended and Restated Plan (including the receipt of consideration therefor in accordance with the terms of the 1999 Amended and Restated Plan) and the registration of such shares by its registrar and transfer agent, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ SONNENSCHEIN NATH & ROSENTHAL
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